The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 20, 2018

JPMorgan Chase Financial Company LLC	June 2018

Registration Statement Nos. 333-222672 and 333-222672-01

Dated June     , 2018

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered PLUS will pay no interest and provide a minimum payment at maturity of only 13.00% of the stated principal amount. The payment at maturity on the Buffered PLUS will be based on the performance of the worse performing of the Russell 2000® Index and the S&P 500® Index. The initial index value of each underlying index will be equal to the arithmetic average of the closing levels of that underlying index on the initial averaging dates. The final index value of each underlying index, which will be used to determine the worse performing index and to calculate the payment at maturity, will be equal to the arithmetic average of the closing levels of that underlying index on the final averaging dates, as further described below. At maturity, if the final index value of each underlying index is above its downside threshold value, investors will receive the stated principal amount of their investment plus a leveraged upside return based on the performance of the worse performing index relative to its downside threshold value, subject to the maximum payment at maturity. However, if the final index value of either underlying index is less than its downside threshold value, at maturity investors will lose 1% of their principal for every 1% decline in the value of the worse performing index beyond the specified buffer amount over the term of the Buffered PLUS, subject to the minimum payment at maturity of 13.00% of the stated principal amount. Investors may lose up to 87.00% of the stated principal amount of the Buffered PLUS at maturity. Because the payment at maturity is based on the worse performing of the underlying indices, a decline by either underlying index below its downside threshold value will result in a loss, which may be significant, of your initial investment, even if the other underlying index has appreciated or has not declined below its downside threshold value. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that, in each case, apply to a limited range of performance of the worse performing index. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying indices:		Russell 2000® Index (the “RTY Index”) and S&P 500® Index (the “SPX Index”) (each, an “underlying index”)
Aggregate principal amount:		$
Payment at maturity:		• If the final index value of each underlying index is greater than its downside threshold value, for each $10 stated principal amount Buffered PLUS:
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final index value of either underlying index is less than or equal to its downside threshold value, meaning the value of either underlying index has declined by at least the buffer amount of 13.00% from its initial index value to its final index value:
$10 × (index performance factor of the worse performing index + 13.00%)
This amount will be less than or equal to stated principal amount of $10 per Buffered PLUS and could be only the minimum payment at maturity. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $1.30 per Buffered PLUS at maturity.
Leveraged upside payment:		$10 × leverage factor × index strike return of the worse performing index
Leverage factor:		At least 167%. The actual leverage factor will be provided in the pricing supplement and will not be less than 167%.
Buffer amount:		13.00%
Index strike return:		With respect to each underlying index: (final index value – downside threshold value) / initial index value
Index performance factor:		With respect to each underlying index, the final index value divided by the initial index value
Maximum payment at maturity:		At least $16.68 (at least 166.80% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $16.68 per Buffered PLUS.
Minimum payment at maturity:		$1.30 per Buffered PLUS (13.00% of the stated principal amount)
Downside threshold value:		With respect to each underlying index, 87.00% of its initial index value
Initial index value:		With respect to each underlying index, the arithmetic average of its closing levels on the initial averaging dates
Final index value:		With respect to each underlying index, the arithmetic average of its closing levels on the final averaging dates
Stated principal amount:		$10 per Buffered PLUS
Issue price:		$10 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:		June , 2018 (expected to price on or about June 21, 2018)
Original issue date (settlement date):		June , 2018 (3 business days after the pricing date)
Maturity date:		December 5, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:		48129N542 / US48129N5427
Listing:		The securities will not be listed on any securities exchange.
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$10.00	$0.05(2)	$9.90
$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.05 per $10 stated principal amount Buffered PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Buffered PLUS.

The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement, may be less than $10 per $10 stated principal amount Buffered PLUS and will not be less than $9.80 per $10 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. MS-1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

Underlying supplement no. 1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

Prospectus supplement and prospectus, each dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial averaging dates:	There are 14 weekly initial averaging dates, as set forth below, each subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement.
Initial Averaging Date #	Initial Averaging Date	Initial Averaging Date #	Initial Averaging Date
1	June 21, 2018 (pricing date)	8	August 9, 2018
2	June 28, 2018	9	August 16, 2018
3	July 5, 2018	10	August 23, 2018
4	July 12, 2018	11	August 30, 2018
5	July 19, 2018	12	September 6, 2018
6	July 26, 2018	13	September 13, 2018
7	August 2, 2018	14	September 20, 2018
Final averaging dates:	With respect to each underlying index, each scheduled trading day that is not a disrupted day with respect to that underlying index during the approximately 3-month period from and including August 30, 2023 to and including November 30, 2023, provided that, if each scheduled trading day during this period is a disrupted day with respect to that underlying index, November 30, 2023 will nevertheless be a final averaging date for that underlying index and the calculation agent will determine the closing level of that underlying index for that day in accordance with the formula for and method of calculating the closing level of that underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation or non-trading day) on that day of each security most recently constituting that underlying index. Notwithstanding anything to the contrary in the accompanying product supplement, the final averaging dates are not subject to postponement under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement.
Worse performing index:	The underlying index with the lower index performance factor

June 2018	Page 2

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for a certain range of the performance of the worse performing index if the final index value of each underlying index is greater than its downside threshold value.
▪	To potentially outperform the worse performing index in a moderately bullish or moderately bearish environment by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of negative performance in the worse performing index.
Maturity:	Approximately 5 years and 5 months
Leverage factor:	At least 167% (to be provided in the pricing supplement)
Downside threshold value:	With respect to each underlying index, 87.00% of its initial index value
Buffer amount:	13.00%
Maximum payment at maturity:	At least $16.68 (at least 166.80% of the stated principal amount) per Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	$1.30 per Buffered PLUS. Investors may lose up to 87.00% of the stated principal amount of the Buffered PLUS at maturity.

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

June 2018	Page 3

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to the worse performing of the Russell 2000® Index and the S&P 500® Index to the extent that the final index value of that underlying index is greater than its downside threshold value, subject to the maximum payment at maturity, while providing limited protection against negative performance of the worse performing index. The initial index value of each underlying index will be equal to the arithmetic average of the closing levels of that underlying index on the initial averaging dates. The final index value of each underlying index, which will be used to determine the worse performing index and to calculate the payment at maturity, will be equal to the arithmetic average of the closing levels of that underlying index on the final averaging dates. At maturity, if the final index value of each underlying index is greater than its downside threshold value, investors will receive the stated principal amount of their investment plus a leveraged upside return based on the performance of the worse performing index relative to its downside threshold value, subject to the maximum payment at maturity. At maturity, if the final index value of either underlying index is less than its downside threshold value, investors lose 1% for every 1% decline in the value of the worse performing index beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 87.00% of the stated principal amount of the Buffered PLUS at maturity.

Leveraged Performance Up to a Cap	If the final index value of each underlying index is greater than its downside threshold value, the Buffered PLUS offer investors an opportunity to receive a leveraged upside return based on the performance of the worse performing index relative to its downside threshold value, subject to the maximum payment at maturity.
Upside Scenario	The final index value of each underlying index is greater than its downside threshold value and, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus a return equal to at least 167% of the index strike return of the worse performing index, subject to the maximum payment at maturity of at least $16.68 (at least 166.80% of the stated principal amount) per Buffered PLUS. The actual leverage factor and maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final index value of one underlying index is greater than or equal to its downside threshold value and the final value of the other underlying index is equal to its downside threshold value and, at maturity, the Buffered PLUS pay the stated principal amount of $10 per Buffered PLUS.
Downside Scenario	The final index value of either underlying index is less than its downside threshold value. In this case, the Buffered PLUS pay an amount at maturity that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final index value of the worse performing index from its initial index value, plus the buffer amount of 13.00%. (Example: if the worse performing underlying index decreases in value by 20%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 20% plus the buffer amount of 13.00%, or $9.30 per Buffered PLUS.) The minimum payment at maturity is $1.30 per Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

The payment at maturity on the Buffered PLUS is based solely on the worse performing index and you will not benefit from the performance of the other underlying index. Therefore, investors will receive a positive return on their investment only if the final index value of each underlying index is greater than its downside threshold value, but investors will lose some or all of their investment if the final index value of either underlying index is less than its downside threshold value, even if the value of the other underlying index appreciates or does not decline as much.

June 2018	Page 4

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index. The actual initial index value of each underlying index will be the arithmetic average of the closing levels of that underlying index on the initial averaging dates and will be determined after the last initial averaging date. The actual final index value of each underlying index will be equal to the arithmetic average of the closing levels of that underlying index on the final averaging dates. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview” and “S&P 500® Index Overview,” as applicable, in this pricing supplement. The actual downside threshold value of each underlying index will be based on the initial index value of that underlying index and will be determined after the last initial averaging date. Any payment on the Buffered PLUS is subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$10 per Buffered PLUS
Hypothetical initial index value:	With respect to the Russell 2000® Index: 100.00 With respect to the S&P 500® Index: 100.00
Leverage factor:	167%*
Hypothetical maximum payment at maturity:	$16.68 (166.80% of the stated principal amount) per Buffered PLUS (which represents the lowest maximum payment at maturity)*
Hypothetical downside threshold value:	With respect to the RTY Index: 87.00, which is 87.00% of its hypothetical initial index value With respect to the SPX Index: 87.00, which is 87.00% of its hypothetical initial index value
Buffer amount:	13.00%
Minimum payment at maturity:	$1.30 per Buffered PLUS

*The actual leverage factor and maximum payment at maturity will be provided in the pricing supplement and will not be less than 167% and $16.68 per Buffered PLUS, respectively.

EXAMPLE 1: Each underlying index appreciates significantly but investors receive only the maximum payment at maturity.

Final index value		RTY Index: 177.00
SPX Index: 167.00
Index strike return		RTY Index: (177.00 – 87.00) / 100.00 = 90% SPX Index: (167.00 – 87.00 / 100.00 = 80%
Payment at maturity	=	$10 + leveraged upside payment, subject to the maximum payment at maturity of $16.68
	=	$10 + ($10 × leverage factor × index strike return of the worse performing index), subject to the maximum payment at maturity
	=	$10 + ($10 × 167% × 80%), subject to the maximum payment at maturity
	=	maximum payment at maturity of $16.68 per Buffered PLUS

In this example, the RTY Index has an index strike return of 90% and the SPX Index has an index strike return of 80%. Because the final index value of each underlying index is above its downside threshold value, investors receive at maturity the stated principal amount plus the leveraged upside payment, subject to the maximum payment at maturity of $16.68. Under the hypothetical terms of the Buffered PLUS, investors will realize the hypothetical maximum payment at maturity at a final index value of the worse performing index of 127.00% of its initial index value.

June 2018	Page 5

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Therefore, in this example, investors receive only the maximum payment at maturity of $16.68 per stated principal amount, even though both underlying indices have appreciated significantly.

EXAMPLE 2: The final index values of both underlying indices are greater than or equal to their downside threshold values, and investors receive the stated principal amount plus the leveraged upside payment, calculated based on the index strike return of the worse performing index.

Final index value		RTY Index: 97.00
SPX Index: 127.00
Index strike return		RTY Index: (97.00 – 87.00) / 100.00 = 10% SPX Index: (127.00 – 87.00) / 100.00 = 40%
Payment at maturity	=	$10 + leveraged upside payment, subject to the maximum payment at maturity
	=	$10 + ($10 × leverage factor × index strike return of the worse performing index), subject to the maximum payment at maturity
	=	$10 + ($10 × 167% × 10%), subject to the maximum payment at maturity
	=	$11.67

In this example, the RTY Index has an index strike return of 10% and the SPX Index has an index strike return of 40%. Because the final index value of each underlying index is above its downside threshold value, investors receive at maturity the stated principal amount plus the leveraged upside payment, subject to the maximum payment at maturity of $16.68. The leveraged upside payment is $1.67 and is based on the 10% index strike return of the worse performing index, which is the RTY Index, even though the SPX Index has a higher index strike return. Because $10 plus the upside leveraged payment of $1.67 is less than the maximum payment at maturity of $16.68, investors receive $11.67 per Buffered PLUS at maturity.

EXAMPLE 3: The final index value of one underlying index is above its downside threshold value while the final index value of the other underlying index is below its downside threshold value, and investors are exposed to the negative performance of the worse performing index and will lose 1% of their principal for every 1% decline in the value of the worse performing index beyond the buffer amount of 13.00%.

Final index value		RTY Index: 107.00
SPX Index: 47.00
Index performance factor		RTY Index: 120.00 / 100.00 = 120% SPX Index: 40.00 / 100.00 = 40%
Payment at maturity	=	$10 × (index performance factor of the worse performing index + 13.00%)
	=	$10 × (40% + 13.00%)
	=	$5.30

In this example, the final index value of the RTY Index is greater than its downside threshold value, while the final index value of the SPX Index is less than its downside threshold value. The RTY Index has appreciated by 20% from its initial index value, while the SPX Index has declined by 60% from its initial index value. Under these circumstances, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the worse performing index, which is the SPX Index, from its initial index value to its final index value, plus the buffer amount of 13.00%. Therefore, investors receive a payment at maturity of $5.30 per Buffered PLUS, even though the RTY Index has appreciated from its initial index value.

June 2018	Page 6

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 4: The final index value of each underlying index is less than its downside threshold value, and investors are exposed to the negative performance of the worse performing index and will lose 1% of their principal for every 1% decline in the value of the worse performing index beyond the buffer amount of 13.00%.

Final index value		RTY Index: 30.00
SPX Index: 40.00
Index performance factor		RTY Index: 30.00 / 100.00 = 30% SPX Index: 40.00 / 100.00 = 40%
Payment at maturity	=	$10 × (index performance factor of the worse performing index + 13.00%)
	=	$10 × (30% + 13.00%)
	=	$4.30

In this example, the final index value of each underlying index is less than its downside threshold value. The RTY Index has declined by 70% from its initial index value and the SPX Index has declined by 60% from its initial index value. Under these circumstances, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the worse performing index, which is the RTY Index, from its initial index value to its final index value, plus the buffer amount of 13.00%. Therefore, investors receive a payment at maturity of $4.30 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worse performing index, if the final index value of any underlying index is less than its downside threshold value, you will some or a significant portion of your initial investment, even if the other underlying index has appreciated or does not decline as much. You could lose up to 87.00% of your initial investment at maturity.

In addition, the initial index value of each underlying index will be equal to the arithmetic average of the closing levels of that underlying index on the initial averaging dates and the final index value of each underlying index, which will be used to determine the worse performing index and to calculate the payment at maturity, will be equal to the arithmetic average of the closing levels of that underlying index on the final averaging dates. See “Risk Factors — You will not know the initial index value of either underlying index on the pricing date; the value of either underlying index on one or more initial averaging dates may increase the relevant initial index value” and “Risk Factors — The amount payable on the Buffered PLUS is based on the arithmetic average of the closing levels of the worse performing index on the final averaging dates during the 3-month period from and including August 30, 2023 to and including November 30, 2023, and therefore the payment at maturity may be less than if it were based solely on the closing levels of the worse performing index on the last final averaging date.”

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2018	Page 7

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	Buffered PLUS do not pay interest and you could lose up to 87.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 13.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final index value of either underlying index is less than its downside threshold value, meaning that it has declined by an amount greater than the buffer amount of 13.00% from its initial index value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worse underlying index from its initial index value to its final index value, plus $1.30 per Buffered PLUS. Accordingly, you could lose up to 87.00% of your principal.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $16.68 (at least 166.80% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 166.80% of the stated principal amount for the Buffered PLUS, any increase in the final index value of the worse performing index by more than 27.00% from its initial index value (if the maximum payment at maturity is set at 168.80% of the stated principal amount and the leverage factor is set at 167%) will not further increase the return on the Buffered PLUS. The actual leverage factor will be provided in the pricing supplement.
▪	You are exposed to the price risk of both underlying indices. Your return on the Buffered PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the indices may not be correlated. Poor performance by either underlying index over the term of the Buffered PLUS may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive a positive return at maturity, the final index value of each underlying index must be above its downside threshold value. If either underlying index has declined below its downside threshold value, you will be exposed to the negative performance in the worse performing index and will lose 1% of the stated principal amount for every 1% decline of the worse performing index from its initial index value to its final index value beyond the buffer amount of 13.00%, even if the other underlying index has appreciated or has not declined as much. Under this scenario, the value of any payment at maturity will be less than the stated principal amount.

▪	Because the Buffered PLUS are linked to the performance of the worse performing index, you are exposed to greater risks of sustaining a loss on your investment than if the Buffered PLUS were linked to just one index. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS than if you invest in substantially similar Buffered PLUS that are linked to the performance of just one underlying index. With two indices, it is more likely that the final index value of either underlying index will be less than its downside threshold value than if the Buffered PLUS were linked to only one underlying index. In addition, you will not benefit from the performance of the index that is not the worse performing index. Therefore it is more likely that you will suffer a loss, which may be significant, on your initial investment.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co.,

June 2018	Page 8

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Buffered PLUS. If these affiliates do not make payments to us and we fail to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the initial index value, the downside threshold value and the final index value of each underlying index and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either of the underlying indices or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the Buffered PLUS may be lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS may exceed the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market

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JPMorgan Chase Financial Company LLC

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.

▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
▪	customary bid-ask spreads for similarly sized trades;
▪	our internal secondary market funding rates for structured debt issuances;
▪	the actual and expected volatility of each underlying index;
▪	the time to maturity of the Buffered PLUS;
▪	the dividend rates on the equity securities included in the underlying indices;
▪	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
▪	interest and yield rates in the market generally; and
▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

▪	You will not know the initial index value of either underlying index on the pricing date; the value of either underlying index on one or more initial averaging dates may increase the relevant initial index value. Because the initial index value for each underlying index is calculated based on the arithmetic average of the closing levels of that underlying index on the weekly initial averaging dates during an approximately 3-month period from and including the pricing date, the initial index values will not be determined until the last initial

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

averaging date, and, accordingly, you will not know the initial average index value for either underlying index on the pricing date. It is possible that either underlying index may increase in value on one or more initial averaging dates, which will increase the initial index value of that underlying index. In calculating the initial index value of each underlying index, negative performance of that underlying index on some initial averaging dates may be moderated, or wholly offset, by better or positive performance on other initial averaging dates. Under these circumstances, the level above which the final index value of the worse performing index must reach in order for the investor to receive a positive return on their initial investment in the Buffered PLUS will be higher than if the initial index value of each underlying index were the closing level of that underlying index on the pricing date. The initial index value of either underlying index may be higher than if it were based on the closing level of that underlying index on the pricing date or on other dates.

▪	The amount payable on the Buffered PLUS is based on the arithmetic average of the closing levels of the worse performing index on the final averaging dates during the 3-month period from and including August 30, 2023 to and including November 30, 2023, and therefore the payment at maturity may be less than if it were based solely on the closing levels of the worse performing index on the last final averaging date. The amount payable at maturity will be calculated by reference to the arithmetic average of the closing levels of the worse performing index on the final averaging dates during the 3-month period from and including August 30, 2023 to and including November 30, 2023. Your ability to earn a positive return on the Buffered PLUS at maturity may be limited by the averaging convention used to calculate the final index value of each underlying index, especially if there is a significant decline in the closing level of the worse performing index on the final averaging dates or if there is significant volatility in the closing level of the worse performing index during the term of the notes. In calculating the final index value of each underlying index, positive performance of that underlying index on some final averaging dates may be moderated, or wholly offset, by lesser or negative performance on other final averaging dates. Similarly, the final index value of each underlying index, calculated based on the closing levels of that underlying index on the final averaging dates, may be less than the closing level of that underlying index on the last final averaging date, and as a result, the payment at maturity you receive may be less than if it were based solely on the closing levels of the underlying indices on the last final averaging date. In addition, you may not receive a positive return on the Buffered PLUS even if the worse performing index has appreciated between the pricing date and the last final averaging date.
▪	Investing in the Buffered PLUS is not equivalent to investing in either underlying index. Investing in the Buffered PLUS is not equivalent to investing in either underlying index or its component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Buffered PLUS. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the Buffered PLUS is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the levels of the underlying indices, and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and the downside threshold values and, therefore, could potentially increase the levels that the final index values must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final index values and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The final terms and valuation of the Buffered PLUS will be provided in the pricing supplement. The final terms of the Buffered PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Buffered PLUS, the leverage factor and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Buffered PLUS based on the minimums for the estimated value of the Buffered PLUS, the leverage factor and the maximum payment at maturity.
▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

June 2018	Page 12

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on June 19, 2018:

Bloomberg Ticker Symbol:	RTY
Current Closing Level:	1,693.446
52 Weeks Ago (on 6/20/2017):	1,402.968
52 Week High (on 6/19/2018):	1,693.446
52 Week Low (on 8/21/2017):	1,356.905

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2013 through June 19, 2018. The closing level of the Russell 2000® Index on June 19, 2018 was 1,693.446. The associated graph shows the closing levels of the Russell 2000® Index for each day in the same period. We obtained the closing level information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical performance of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any initial averaging date or final averaging date. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter (through June 19, 2018)	1,693.446	1,492.531	1,693.446

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels January 2, 2013 to June 19, 2018

1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Source: Bloomberg

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on June 19, 2018:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	2,762.59
52 Weeks Ago (on 6/20/2017):	2,437.03
52 Week High (on 1/26/2018):	2,872.87
52 Week Low (on 7/6/2017):	2,409.75

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2013 through June 19, 2018. The closing level of the S&P 500® Index on June 19, 2018 was 2,762.59. The associated graph shows the closing levels of the S&P 500® Index for each day in the same period. We obtained the closing level information above and the information in the table and graph below from the Bloomberg, without independent verification.

The historical performance of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on the valuation date. The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61

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Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter (through June 19, 2018)	2,786.85	2,581.88	2,762.59

S&P 500® Index Historical Performance – Daily Closing Levels January 3, 2012 to June 19, 2018

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18

Source: Bloomberg

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day.
Minimum ticketing size:	$1,000 / 100 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS may be lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Buffered PLUS. See “Risk Factors — The estimated value of the Buffered PLUS may be lower than the original issue price (price to public) of the Buffered PLUS” in this document.

Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Buffered PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Buffered PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Buffered PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Withholding under legislation commonly referred to as “FATCA” may (if the Buffered PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Buffered PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Buffered PLUS. However, under a 2015 IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Buffered PLUS.

June 2018	Page 18

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “Hypothetical Examples” in this document for an illustration of the risk-return profile of the Buffered PLUS and “Dow Jones Industrial AverageTM”, “Russell 2000® Index Overview” and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Buffered PLUS involve risks not associated with conventional debt

June 2018	Page 19

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Worse Performing of the Russell 2000® Index and the S&P 500® Index due December 5, 2023

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

• Underlying supplement no. 1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

• Prospectus supplement and prospectus, each dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

June 2018	Page 20